UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒  Preliminary Information Statement

☐  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐  Definitive Information Statement

MERIDIAN WASTE SOLUTIONS, INC.
(Name of Registrant As Specified In Charter)

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MERIDIAN WASTE SOLUTIONS, INC.

12540 Broadwell Road
Suite 2104
Milton, GA 30004

To the Holders of Common Stock of Meridian Waste Solutions, Inc.:

This Information Statement is first being mailed on or about October 3, 2016 to the holders of record of the outstanding common stock, $0.025 par value per share (the “Common Stock”) of Meridian Waste Solutions, Inc., a New York corporation (the “Company”), as of the close of business on September 29, 2016 (the “Record Date”), to inform the stockholders of actions already approved by written consent of the majority stockholder holding 65.5% of the voting equity of the Company’s Common Stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and holders of the Company’s preferred stock. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are:

●
A reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) with a ratio within a range of 1-for-5 to 1-for-20 (the “Reverse Stock Split Ratio”), with the exact ratio to be determined by the Board of Directors (the “Board”) in its discretion. The final Reverse Stock Split Ratio within the range will be determined solely by our Board prior to December 31, 2016, without further action or approval of the stockholders.

●	The filing of an amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split. A copy of the amendment is attached as Appendix A to this Information Statement.

The enclosed information statement contains information pertaining to the matters acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at www.meridianwastesolutions.com.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein.  This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to shareholders of the Company pursuant to Section 615(c) of the New York Business Corporation Law.

By Order of the Board of Directors,

/s/ Jeffrey Cosman
Jeffrey Cosman
Chief Executive Officer, Chairman
September 23, 2016

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF MERIDIAN WASTE SOLUTIONS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Meridian Waste Solutions, Inc.
12540 Broadwell Road, Suite 2104
Milton, GA 30004
Tel: (404) 539-1147

INFORMATION STATEMENT
(Preliminary)

September 23, 2016

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of September 29, 2016 (the “Record Date”) of common stock, par value $0.025 per share (the “Common Stock”), of Meridian Waste Solutions, Inc., a New York corporation (the “Company,” “we,” “our” or “us”), to notify the Common Stockholders of the following:

On September 23, 2016, the Company received a unanimous written consent in lieu of a meeting by the holders of 65.5% of the voting power the Common Stock (the “Majority Stockholder”) authorizing the following actions:

●
A reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) with a ratio within a range of 1-for-5 to 1-for-20 (the “Reverse Stock Split Ratio”), with the exact ratio to be determined by the Board of Directors (the “Board”) in its discretion. The final Reverse Stock Split Ratio within the range will be determined solely by our Board prior to December 31, 2016, without further action or approval of the stockholders.

●	The filing of an amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split. A copy of the amendment is attached as Appendix A to this Information Statement.

On September 23, 2016, the Board approved, and recommended for approval to the Majority Stockholder the Reverse Stock Split.

On September 23 , 2016, the Majority Stockholder approved the Reverse Stock Split by written consent in lieu of a meeting in accordance with the New York Corporate Business Law (“NYCBL”).  Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock, warrant holders and holders of the Company’s preferred stock on or about October 3, 2016.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY SHAREHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock held by the Majority Stockholder, the number of shares of Series A Preferred held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Series A Preferred held	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Jeffrey Cosman	8,038,843	51	36,321,529	36,321,529	65.5%

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the Majority Stockholder.

The Reverse Stock Split will become effective on the date that we file an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of New York.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement.

Notwithstanding the foregoing, we must first notify Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action.

We currently expect to file the Amendment no earlier than October 24, 2016.

REVERSE STOCK SPLIT

General

Our Board will have the sole discretion to effect the Amendment and Reverse Stock Split at any time prior to December 31, 2016, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-5 and not more than 1-for-20. Our Board will also have discretion to abandon the Amendment prior to its effectiveness. Our Board is hereby providing you with information regarding the Reverse Stock Split as approved by the Majority Stockholder.

Our Board and Majority Stockholder has approved the Reverse Stock Split in order to provide for meeting minimum Nasdaq requirements for listing (such as a minimum stock price of $4.00) and the Board and our Majority Stockholder has determined that it is in the best interests of our stockholders in general to provide our Board with the flexibility to effect the Reverse Split in a ratio of 1-for-5 to 1-for-20.

The Reverse Stock Split proposal permits (but does not require) our Board to effect the Reverse Stock Split of our outstanding Common Stock at any time by a ratio of not less than 1-for-5 and not more than 1-for-20 with the specific ratio to be fixed within this range by our Board in its sole discretion. We believe that enabling our Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, our Board may consider, among other things, factors such as: the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the then-prevailing trading price and trading volume of our Common Stock; the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and prevailing general market and economic conditions.

The Reverse Stock Split, as approved by our stockholders, will become effective upon the filing of the Amendment with the Secretary of State of the State of New York, or at the later time set forth in the Amendment, subject to the approval of the Financial Industry Regulatory Authority (“FINRA”). The filing may occur any time after 20 days from the date of completion of mailing of this Information Statement to our stockholders of record as of September 23, 2016. The exact timing of the Amendment will be determined by our Board based on its evaluation as to if and when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of New York, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split is attached as Appendix A to this Information Statement. Any amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split will include the Reverse Stock Split Ratio fixed by our Board, within the range approved by our stockholders.

Reasons for Proposed Amendment

Our Board’s primary reason for approving and recommending the Reverse Stock Split is to increase the per share price of our Common Stock to meet the listing requirements of the NASDAQ Capital Market (“NASDAQ”). Our Board believes that attaining and maintaining the listing of our Common Stock on NASDAQ is in the best interests of our Company and its stockholders. As of September 23, 2016, our Common Stock has traded on the OTC Market’s electronic interdealer quotation QB system (“OTCQB”) in a 52-week closing price range from $0.70 to $1.00 per share. NASDAQ requires a minimum closing price of $4.00 per share in connection with the initial listing application. We are also required to meet additional conditions to list our Common Stock on NASDAQ and there is no guarantee that we will be able to meet those conditions. We will submit an application to list our Common Stock on NASDAQ at such time as determined prudent by our Board.

In addition, if our Common Stock were listed on NASDAQ, our Board believes that the liquidity in the trading of our Common Stock could be significantly enhanced, which could result in an increase in the trading price. However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board, there is no assurance that our minimum bid price following the Reverse Stock Split would equal or exceed NASDAQ’s minimum bid price requirement, and we could fail to be listed on NASDAQ, nor is there any assurance that once listed on NASDAQ that we will be able to maintain NASDAQ’s minimum bid price and remain listed on NASDAQ.

Our Board further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. We believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which should enhance the liquidity available to the holders of our Common Stock. Accordingly, we believe that approval of the Reverse Stock Split is in our Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, general market conditions and the market perception of our Company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of our Common Stock available for issuance, which our Board believes is important to provide us with flexibility and as many alternatives as possible to obtain financing. Post Reverse Stock Split, we plan to issue additional shares assuming a Reverse Stock Split Ratio of 1-for-10 and certain other assumptions including, but not limited to, the potential issuance of approximately 1,267,463 shares upon conversion of our Series B Preferred Stock and Series C Preferred Stock in connection with the contemplated public offering of our securities.  Other than the aforementioned, we have no specific plans, arrangements or understandings, whether written or oral, to issue any of the shares that will be newly available following the Reverse Stock Split. Our Board is also mindful about the potential dilutive effect on existing stockholders. For the reasons discussed in this proposal, our Board has approved and recommended a range for Reverse Stock Split Ratio to address NASDAQ’s listing price requirement in a more targeted fashion.

Determination of Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than 1-for-5 and not more than 1-for-20, as determined by our Board in its sole discretion. Our Board believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of our stockholders because it provides our Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.

Our Board would carry out a Reverse Stock Split only upon its determination that a Reverse Stock Split would be in the best interests of our stockholders at that time. Our Board would then set the ratio for the Reverse Stock Split in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the ratio, following receipt of stockholder approval, our Board may consider, among other things:

●	the historical and projected performance of our Common Stock;
●	prevailing market conditions;
●	general economic and other related conditions prevailing in our industry and in the marketplace;
●	the projected impact of the selected Reverse Stock Split Ratio on trading liquidity in our Common Stock and our ability to list our Common Stock on NASDAQ;
●	our capitalization (including the number of shares of our Common Stock issued and outstanding); and
●	the prevailing trading price for our Common Stock and the volume level thereof.

The purpose of asking for authorization to implement the Reverse Stock Split at a ratio to be determined by our Board as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Potential Effects of Proposed Amendment

The Reverse Stock Split will not affect any stockholder’s percentage ownership interest in our Company, except as described below in “Fractional Shares,” record holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split Ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares as discussed herein).

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

If we fail to meet the requirements specified in NASDAQ’s listing standards, our Common Stock will continue to be quoted on the OTCQB under the symbol “MRDN.”

After the effective time of a Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

The availability of a substantial number of authorized but un-reserved shares of our Common Stock resulting from the Reverse Stock Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Certificate of Incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Stock Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our Board did not authorize the Reverse Stock Split to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post- Reverse Stock Split of Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

Regardless of how stockholders hold our Common Stock (i.e., in book-entry or certificated form), stockholders will not have to pay any service charges to us or our transfer agent in connection with the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split Ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Convertible Debt, and Warrants

Based upon the Reverse Stock Split Ratio, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding warrants or convertible debt securities entitling the holders to acquire shares of our Common Stock. This would result in approximately the same aggregate price being required to be paid under such warrants or convertible debt securities upon exercise or conversion, as applicable, and approximately the same value of shares of our Common Stock being delivered upon such exercise or conversion immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split Ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation, as amended, will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our Common Stock that is a United states person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that may apply to certain special classes of taxpayers under the Code.

As a result, stockholders should seek advice on the tax consequences of the reverse stock split based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange (or deemed exchange) of shares pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split will be the same as the aggregate tax basis in the old shares exchanged. The holding period for the new shares will include the period during which the old shares surrendered in the reverse stock split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our Common Stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the reverse stock split.

Dissenters’ Rights

Under the New York Business Corporation Law, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split, and we do not intend to independently provide stockholders with such rights.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder.

The Reverse Stock Split will become effective on the date that we file an amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of New York.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement to stockholders.

Notwithstanding the foregoing, we must first notify Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment no earlier than October 24, 2016.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as stockholders (which interest does not differ from that of the other Common Stockholders), none of our officers, directors, or any of their respective affiliates has any interest in the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 9, 2016, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated.

This table is prepared based on information supplied to us by the listed security holders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC.

Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table below.

Shareholder	Common Stock Owned Beneficially		Percent of Class (1)		Series A Preferred Stock Owned Beneficially	Percent of Class (2)	Series B Preferred Stock owned Beneficially	Percent of Class (3)
Jeffrey Cosman, Chairman, Chief Executive Officer, Chairman 12540 Broadwell Road, Suite 2104 Milton, GA 30004	11,361,652	(4)	47.51%	(4)	51	100%	0	0%
Walter H. Hall 12540 Broadwell Road, Suite 2104 Milton, GA 30004	2,000,000		8.36%			0%	0	0%
All directors and officers as a group (2 persons)	13,361,652	(4)	52.88%	(4)	51	100%	0	0%
5% or greater shareholders
CC2G Holdings, LLC 651 Sunbridge Drive Chesterfield, MO 63017	3,833,664	(5)	14.16%	(5)	0	0%	23,706.67	33.3%
The Reich Family Trust 4721 Butler Crossing Court Saint Louis MO 63128	3,833,664	(5)	14.16%	(5)	0	0%	23,706.67	33.3%
Charles E. Barcom 1920 Briarfield Drive Lake St. Louis, MO 63367	3,833,664	(5)	14.16%	(5)	0	0%	23,706.67	33.3%
Praesidian Funds(6) 419 Park Avenue South New York 10016	1,600,000		6.99%		0	0%	0	0%
The Goldman Sachs Group, Inc. 200 West Street New York, NY 10282	2,086,279	(7)	8.02	(7)	0	0%	0	0%
	26,040,095		80.91		51	100%	71,120	100%
______________

(1)	Based on a total of 23,911,363 shares of common stock outstanding as of September 9, 2016, except as otherwise indicated.
(2)	Based on a total of 51 shares of Series A Preferred outstanding as of September 9, 2016.
(3)	Based on a total of 71,120 shares of Series B Preferred outstanding as of September 9, 2016.
(4)
Includes 3,322,809 shares of the common stock of the Company issued to Here to Serve Holding Corp. Mr. Cosman is the Chief Executive Officer and Director of Here to Serve Holding Corp. and, accordingly, has sole voting power and sole dispositive power over such 3,322,809 shares. This amount does not include 4,253,074 shares of restricted stock issued to Mr. Cosman, which has not yet vested.

(5)
Assumes conversion of Series B Preferred shares of such holder based on share price of $1.00; includes 672,775 shares of common stock; disregards restrictions on ownership of more than 9.99% in Series B Preferred designations

(6)
These shares are owned by the following persons: Praesidian Capital Opportunity Fund III, LP; Praesidian Capital Opportunity Fund III-A, LP; Praesidian Capital Opportunity Management III, LLC; Praesidian Capital Opportunity Management III-A, LLC; and Jason Drattell

(7)	Assumes full exercise of Amended and Restated Purchase Warrant for Common Shares dated July 19, 2016, calculated on a fully-diluted basis, assuming outstanding shares of Series C Preferred Stock.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Meridian Waste Solutions, Inc., 12540 Broadwell Road, Suite 2104, Milton, Georgia 30004.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Reverse Stock Split, the application for listing or actual listing of our Common Stock on NASDAQ, or another national securities exchange, and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to Meridian Waste Solutions, Inc., 12540 Broadwell Road, Suite 2104, Milton, Georgia 30004. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Jeffrey Cosman

Jeffrey Cosman
Chairman and Chief Executive Officer

Dated: September 23, 2016

APPENDIX A

CERTIFICATE OF AMENDMENT

TO
CERTIFICATE OF INCORPORATION

OF

MERIDIAN WASTE SOLUTIONS, INC.

Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.
The name of the corporation is: Meridian Waste Solutions, Inc.

2.
The date of filing of the certificate of incorporation with the Department of State is: November 12, 1993

3.
The amendment effected by this certificate of amendment is as follows:

Paragraph Fourth of the Certificate of Incorporation relating to capitalization of the corporations and designations of classes of preferred stock is amended to include the following as new paragraph g., following the final paragraph thereof:

“Upon the filing of this Certificate of Amendment to the Certificate of Incorporation, each _________ (___) shares of Common Stock of the Corporation issued and outstanding immediately prior to this Certificate of Amendment to the Certificate of Incorporation, without further action, will be automatically combined into and become one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “Reverse Stock Split”).  No fractional shares shall be issued upon the Reverse Stock Split; rather, each fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole number.  Each outstanding stock certificate of the Corporation, which prior to the filing of this Certificate of Amendment to the Certificate of Incorporation represented one or more shares of Common Stock, shall immediately after such filing represent that number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock represented on such certificates divided by (y) _____ (_____) (such adjusted shares, the “Reclassified Shares”), with any resulting fractional shares rounded up to the nearest whole share as set forth above.  Any options, warrants or other purchase rights, which prior to the filing of this Certificate of Amendment represented the right to acquire one or more shares of the Corporation’s Common Stock, shall immediately after such filing represent the right to acquire _________ (_____) of one (1) share of the Corporation’s Common Stock for each share of the Corporation’s Common Stock that such option, warrant or other purchase right previously represented the right to acquire.  The exercise price of such options, warrants and purchase rights shall be adjusted by multiplying the existing exercise price by ______ (____).

The number of authorized shares of Common Stock of the Corporation and the par value of such shares will not be affected by this Certificate of Amendment.

The Corporation shall, upon the request of each record holder of a certificate representing shares of Common Stock issued and outstanding immediately prior to the filing of this Certificate of Amendment to the Certificate of Incorporation, issue and deliver to such holder in exchange for such certificate a new certificate or certificates representing the Reclassified Shares.”

4.
The certificate of amendment was authorized by: the vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

_______________________ Jeffrey S. Cosman Chief Executive Officer